UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 9, 2020

GENERAL CANNABIS CORP

(Exact name of registrant as specified in its charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

(303) 759-1300

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 9, 2020, Michael Feinsod resigned from the Board of Directors of General Cannabis Corp (the “Company”). In his resignation letter, Mr. Feinsod stated he had expressed to the Board of Directors and management several concerns and disagreements with various matters regarding the Company and that such matters had not been adequately addressed to date. Mr. Feinsod did not specifically identify any concerns or disagreements in his resignation letter. Management and the Board of Directors, however, can surmise that his concerns and disagreements relate to unspecified general claims that the Company had deficiencies in its controls and procedures. The Company believes Mr. Feinsod claims are unfounded and strongly disagrees with his assertions, nevertheless, as a matter of responsible governance, it has initiated a review into such matters. In addition, the Company recently discovered and remediated certain issues arising from an accounting error relating to the Company’s accounting for a warrant derivative liability with respect to certain outstanding common stock warrants with the filing of its most recent Form 10-Q and restated Form 10-K, and is currently in the process of hiring a Chief Financial Officer to fill a current vacancy in the position.

During the period covered by the restated 2019 Form 10-K and the first quarter 2020 Form 10-Q, Mr. Feinsod served as an officer and director of the Company; having served as Interim Chief Executive Officer of the Company from January 7, 2019 through August 5, 2019, as Chief Executive Officer from August 5, 2019 to December 13, 2019, and thereafter as Executive Chairman of the Board of Directors until his resignation on June 24, 2020, and as Chairman of the Board of Directors until his removal on June 28, 2020. On the date of his resignation, he did not serve on any committees of the Board of Directors.

Appointment of Director

On July 13, 2020, Adam Hershey was appointed to the Board of Directors of the Company.

Mr. Hershey has over 25 years of investing experience in the public and private markets. He is currently the Founder, Managing Partner and Portfolio Manager of Hershey Strategic Capital, LP, an opportunistic, alternative asset manager focused on active investing in small cap, public companies, since inception in July 2009 to the present. He invests in both public and private companies, covering multiple industries with a typical investment time frame of 3-5 years focused on fundamental, long term absolute returns across the capital structure. He is the Founder and Managing Member of several investment partnerships that focus on providing growth and expansion capital to talented entrepreneurs and executives to build great businesses and ultimately achieve successful liquidity events.

Mr. Hershey was a Partner and Chief Investment Officer (CIO) at SIAR Capital, LLC. a single Family Office specializing in undervalued and emerging growth companies based in New York City from September 2007 through June 2016, and remained a consultant through December 2016. At SIAR Capital he invested in public and private companies, as well as third-party alternative asset managers and multiple Co-Investment transactions. The investment focus was based on a concentrated portfolio of undervalued and emerging companies working closely with management to foster economic value through the development of companies. SIAR Capital broadened its investment mandate to include opportunistic investments across asset classes. Mr. Hershey was also a director of United Energy Corp. from 2008 until his resignation in February 2018. Mr. Hershey graduated from Tulane University A.B. Freeman School of Business with the degree of B.S.M. in 1994.

On May 29, 2020, the Company entered into a subscription agreement with Hershey Strategic Capital, LP and Shore Ventures III, LP (collectively, the “Investor”) with respect to the sale of shares of common stock and warrants to purchase common stock (collectively, the “securities”). At the first closing, which occurred on May 29, 2020, the Company sold $800,000 of securities to the Investor, representing 2,008,536 shares of common stock and warrants to purchase 1,506,402 shares of common stock. At the second closing, which occurred on June 3, 2020, the Company sold to the Investor $1,385,000 of securities, representing 3,477,278 shares of common stock and warrants to purchase 2,607,958 shares of common stock.  A third closing will be held with respect to the sale of $815,000 of the securities if Mr. Hershey is “Approved for Suitability” by the State of Colorado’s Marijuana Enforcement Division (“MED”) within one year of the date of the subscription agreement. This is expected to consist of 2,046,196 shares of common stock and warrants to purchase 1,534,647 shares of common stock.  Assuming a third closing is held, Mr. Hershey is expected to beneficially own a total of 7,532,010 shares of common stock and warrants to purchase 5,649,007 shares of common stock. Notwithstanding the foregoing, the subscription agreement provides that Mr. Hershey’s investment shall not exceed 20% or more of the common stock (or securities convertible into or exercisable for common stock) or the voting power of the Company on a post-transaction basis, and the warrant agreement provides that, prior to Mr. Hershey being “Approved for Suitability” by the MED, Mr. Hershey shall not have the right to exercise his warrants to the extent that, after giving effect to such issuance after exercise, Mr. Hershey would beneficially own in excess of 9.99% of Company’s common stock outstanding immediately after giving effect to such issuance.

Because Mr. Hershey is a director and a principal shareholder of the Company, the Company is submitting a formal request to the State of Colorado’s MED to determine whether Mr. Hershey is “Approved for Suitability.” In connection with such submission, Mr. Hershey has agreed with the Company, in the event Mr. Hershey is not “Approved for Suitability” by the MED, to take such actions reasonably required by the MED, including possible divestiture of certain of his ownership interests in the Company and/or his resignation from his positions with the Company.

Pursuant to the terms of the subscription agreement with the Investor, the Company’s Board of Director shall nominate Mr. Hershey (or such other director designated by the Investor) for re-election to the Company’s Board of Directors at the Company’s annual shareholder meetings held in 2020, 2021 and 2022, as applicable, provided that as of the date of each such annual meeting the Investor continues to hold in aggregate at least one-half of the shares of Common Stock purchased by them in aggregate pursuant to the subscription agreement (without giving effect to the exercise of the warrants). The right to designate a director for election or re-election to the Company’s Board of Directors shall terminate on the earlier of (i) the date immediately preceding the Company’s annual meeting of shareholders in 2023, or (ii) the date on which the Investor fails to hold in aggregate at least one-half of the shares of common stock purchased by them in aggregate pursuant to the subscription agreement (without giving effect to the exercise of the warrants). The foregoing descriptions of the subscription agreement and warrant agreement do not purport to be complete and are qualified in their entirety by reference to the subscription agreement and warrant agreement attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Form 8-K filed June 1, 2020.

On June 3, 2020, the Company entered into a consulting agreement with Mr. Hershey pursuant to which he would act as a strategic consultant for the Company, including providing assistance with the sourcing and evaluation of M&A deals, strategic capital and strategic partnerships or joint ventures. Mr. Hershey is paid an initial monthly rate of $8,333 for the services, subject to certain adjustments. The foregoing description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement attached as Exhibit 10.8 to the Company’s Form 10-Q for the quarter ended March 31, 2020.

Pursuant to the Company’s amended and restated bylaws, the Company’s Board of Directors has the power to fill vacancies on the Board of Directors by the affirmative vote of a majority of the directors serving at the time of the increase. On July 9, 2020, Michael Feinsod retired from the Company’s Board of Directors creating a vacancy. The Company’s Board of Directors elected Adam Hershey as a new director to fill that vacancy. Except as described above, there is no arrangement or understanding between Mr. Hershey and any other persons pursuant to which Mr. Hershey was selected as a director of the Company and Mr. Hershey does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. A copy of the press release announcing Mr. Hershey’s appointment is furnished and attached hereto as Exhibit 99.2.

Item 5.08. Shareholder Director Nominations.

The Board of Directors of the Company has determined that it plans to hold its Annual Meeting of Shareholders on Wednesday, September 23, 2020 at 9:00 a.m. MT (the “2020 Annual Meeting”). The record date for the determination of shareholders entitled to receive notice of and to vote at the 2020 Annual Meeting shall be the close of business on Monday, August 10, 2020. Because the date of the 2020 Annual Meeting differs by more than thirty days from the anniversary date of the 2019 Annual Meeting of Shareholders, the Company is using this Form 8-K to provide the due date for the submission of any qualified shareholder proposals or qualified shareholder nominations. The location of the 2020 Annual Meeting will be as set forth in the Company’s proxy statement for the 2020 Annual Meeting, to be filed prior to the 2020 Annual Meeting with the Securities and Exchange Commission (“SEC”).

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be delivered to, or mailed to and received at, the Company’s principal executive offices located at 6565 E. Evans Avenue, Denver, Colorado 80224 Attention: Secretary, on or before the close of business on August 7, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8, as well as the Company’s bylaws.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(c)     Shell Company Transactions.

Not Applicable.

(d)     Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from Michael Feinsod, dated July 9, 2020.

99.2	Press Release, dated July 14, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL CANNABIS CORP

Dated: July 14, 2020	By	/s/ Steve Gutterman
Steve Gutterman
Its: Chief Executive Officer

5